Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPRESSCO PARTNERS, L.P.

ANNOUNCES 2013 FINANCIAL GUIDANCE

Oklahoma City, Oklahoma (February 1, 2013) – Compressco Partners, L.P. (NASDAQ: GSJK) today announced 2013 financial guidance of $128 to $137 million in revenues and $25 to $29 million in pretax profit.

Ronald J. Foster, President of Compressco Partners, remarked, “Our estimated mid-range 2013 guidance of $132.5 million in revenues and $27 million in pretax profit represents a sequential improvement over anticipated 2012 results, and is driven by our estimates of increased demand for and utilization of our compression-based production enhancement services in the markets we serve. During much of 2012, we invested growth capital in anticipation of increasing demand forecasted for 2013. We expect that this strategy will result in accelerated growth, particularly in Latin America. We expect that 2013 revenues from our Latin American operations will exceed 2012 revenues. In the U.S., we continue to see strong demand for unconventional applications in oil, liquids and associated gas for both our GasJack® and V-Jack™ platforms, which allows us to “get on the well” earlier than with our conventional wellhead applications. We have also seen domestic demand for conventional applications stabilize as commodity prices have also stabilized. In addition, we anticipate that good demand for our conventional applications will continue in the European and Asian Pacific markets in which we operate. Finally, we expect to continue to benefit from cost reductions taken during 2012 and the ongoing implementation of supply chain strategies.

“We anticipate total capital expenditures of approximately $20 million and depreciation expense of approximately $16 million during 2013. Along with a strong focus on organic growth, we are analyzing M&A opportunities that could expand our product offerings. We would expect any acquisition to be accretive to our results.

“Given our improved financial results in 2012, we increased our quarterly distribution to $0.42 per outstanding unit for the fourth quarter of 2012. On the basis of this financial guidance, we expect that we can achieve quarterly distributions of at least $0.42 in 2013. Additional distribution increases during 2013 will be dependent on continued strong demand for our services in the markets we serve and our ability to successfully execute our growth strategies.”

Compressco Partners is a provider of compression-based production enhancement services, including both conventional wellhead compression services and unconventional compression services, and in certain markets, well monitoring and sand separation services. Compressco Partners provides services to a broad base of natural gas and oil exploration and production companies operating throughout many of the onshore producing regions of the United States. Internationally, Compressco Partners has significant operations in Mexico and Canada and a growing presence in certain countries in South America, Eastern Europe and the Asia-Pacific region. Compressco Partners is managed by Compressco Partners GP Inc., which is an indirect, wholly owned subsidiary of TETRA Technologies, Inc. (NYSE: TTI).

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “seeks,” “goal,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that Compressco Partners intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operations for 2013, financial guidance, estimated distributable cash, estimated earnings, earnings per unit, and statements regarding Compressco Partners’ beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by Compressco Partners in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of Compressco Partners. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Item 1A. Risk Factors” contained in Compressco Partners’ Annual Report on Form 10-K for the year ended December 31, 2011, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. Compressco Partners undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Contact:

Compressco Partners, L.P., Oklahoma City, Oklahoma

Ronald J. Foster, 405/677-0221

Fax: 405/619-9244

www.compressco.com